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                                                                    Exhibit 10.7

                                 AMENDMENT NO. 3
                                       TO
                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

         This Amendment No. 3 ("Amendment") to the Amended and Restated Revolving Credit Agreement is made as of May 3, 2002 by and among Pemstar Inc., duly organized under the laws of the State of Minnesota ("Customer"), Turtle Mountain Corporation, duly organized under the laws of the State of North Dakota ("Turtle Mountain") and Pemstar Pacific Consultants Inc., duly organized under the laws of the State of California ("Pemstar Pacific Consultants") (Customer, Turtle Mountain and Pemstar Pacific Consultants, collectively the "Credit Parties", individually a "Credit Party") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

         A. The Credit Parties have entered into that certain Amended and Restated Revolving Credit Agreement dated as of June 29, 2001 (as amended, modified or supplemented from time to time, the "Agreement").

         B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Parties and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended as follows:

A. Attachment A to the Agreement is hereby amended as follows:

1. Section I. (A) is amended in its entirety to read as follows

"(A) Credit Facility: Revolving A: Sixty-five Million Dollars ($65,000,000) Revolving Credit Facility"

2. Section III Financial Covenants is amended by (i) amending the definition of Subordinated Debt used in Section III of Attachment A in its entirety to read as follows: "Subordinated Debt" shall mean Customer's indebtedness to third parties as evidenced by an executed Notes Payable Subordination Agreement in favor of IBM Credit including without limitation "Subordinated Debt (2002);" and (ii) deleting the following paragraph:

"On and after the date the Proposed Debt Issuance is closed (provided such date is on or prior to May 7, 2002 and the transactions contemplated thereby are closed and IBM Credit and US Bank provide written consent to the Proposed Debt Issuance and the gross cash proceeds from the Proposed Debt Issuance is at least $20,000,000 and the conditions to effectiveness set forth in Section 5 hereof have been satisfied), Customer will be required to maintain the following financial ratios, percentages and amounts as of the fiscal period under review by IBM Credit:..."

and substituting in lieu thereof the following new paragraph:




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"On and after the date the initial tranche of Subordinated Debt (2002) is closed
(provided that such date is on or prior to May 8, 2002 ("Initial Funding Date") and IBM Credit and US Bank provide written consent to the Subordinated Debt
(2002) and the gross cash proceeds received by the Customer from the initial tranche of Subordinated Debt (2002) is at least $5,000,000 on the Initial
Funding Date and the conditions to effectiveness set forth in Section 5 of Acknowledgment, Waiver #2 and Amendment to Financing Agreement dated March 29, 2002 between the Credit Parties have been satisfied (except that Customer shall only be required to receive gross cash proceeds from the initial tranche of Subordinated Debt (2002) in an amount equal to $5,000,000 by May 8, 2002), Customer will be required to maintain the following financial ratios, percentages and amounts as of the fiscal period under review by IBM Credit:..."

B. (a) The following new definitions are added:

"Change of Control": as defined in the Securities Purchase Agreement.

"Enforcement Action": as defined in the Subordinated Convertible Notes.

"Securities Purchase Agreement": means that Securities Purchase Agreement dated May 3, 2002 between Customer, Smithfield Fiduciary LLC and Citadel Equity Fund Ltd.

""Subordinated Convertible Notes": shall mean those certain subordinated convertible notes as issued by Customer pursuant to the Securities Purchase Agreement in favor of certain holders in the form of the note attached to Amendment No. 3 to the Amended and Restated Revolving Credit Agreement dated May 3, 2002 among the parties hereto."

""Subordinated Debt (2002)": shall mean all of the indebtedness, liabilities and obligations of the Customer to the holders of the Subordinated Convertible Notes, as evidenced by the Subordinated Convertible Notes."

"Subordinated Debt Documents": shall mean the Subordinated Convertible Notes, the warrants issued by the Customer in favor of the holders of the Subordinated Debt (2002), the Registration Rights Agreement, dated May 3, 2002 between the Customer and the holders of the Subordinated Debt (2002) and the Securities Purchase Agreement.

"Triggering Event": as defined in the Securities Purchase Agreement.

"Triggering Event Redemption Notice": as defined in the Securities Purchase Agreement.

(b) The following new Section 7.19. is added:

"7.19. Subordinated Convertible Notes. Customer agrees to adhere to the terms of the Subordinated Convertible Note and the other Subordinated Debt Documents. Customer promptly, but in no event later than 1 day after its receipt thereof, give to IBM Credit copies of all notices (including without limitation notices of any redemptions under the Subordinated Convertible Notes) given and received in connection with the Subordinated Debt Documents and Subordinated Debt (2002) including without limitation, notices of any Triggering Event, Change of Control, Triggering Event Redemption Notice, Triggering Event Notice, Change of Control Notice, Change of Control Redemption Notice and notice of a sale or disposition of assets by the Customer and/or its Subsidiaries which would allow the holders of the Subordinated Debt (2002) to take an Enforcement Action and notices of any Triggering Event or Change of Control or a sale of assets of the Customer or any (direct or indirect) Subsidiary or Affiliate of Customer that could allow the holder of the Subordinated Debt (2002) to take an Enforcement Action (as such capitalized terms are defined in the Subordinated Convertible Notes).

(c) Section 8.2. is amended in its entirety to read as follows:



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"8.2. Disposition of Assets. No Credit Party will (nor will any Credit Party permit any of its direct or indirect Subsidiaries, including without limitation, Foreign Subsidiaries to) directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (i) sales of inventory in the ordinary course of business and short term rental of inventory as demonstrations in amounts not material to it, and (ii) voluntary dispositions of individual assets and obsolete or worn out property in the ordinary course of business, provided, that the aggregate book value of all such assets and property so sold or disposed of under this section 8.2 (ii) in any fiscal year shall not exceed 5% of the consolidated assets of such Credit Party or Subsidiary as of the beginning of such fiscal year. Notwithstanding the foregoing, in no event shall any Credit Party or any other direct or indirect Subsidiaries of any Credit Party (including, without limitation, Foreign Subsidiaries) sell assets for less than fair value.

(d) Section 8.14. is amended in its entirety to read as follows:

"8.14. Indebtedness. No Credit Party will create, incur, assume or permit to exist any Indebtedness except for (i) Permitted Indebtedness and (ii) Subordinated Debt (2002) issued by the Customer up to $50,000,000 provided that the first tranche of debt must be issued by no later than May 8, 2002 in an amount not less than $5,000,000."

(e) The following new Section 8.21. is added:

"8.21. The Credit Parties shall not cause or permit any Affiliate or Subsidiary of any Credit Party to (directly or indirectly including any Foreign Subsidiaries) redeem, acquire or purchase, the Subordinated Debt (2002) from the Customer or any holder of the Subordinated Debt (2002). Prior to the indefeasible payment in full of the Obligations, the Credit Parties shall not (and shall not permit any Affiliate or Subsidiary of a Credit Party), directly or indirectly, make any payment on, or redeem, repurchase, defease or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any of the Subordinated Convertible Notes and the Subordinated Debt (2002) except for (a) regularly scheduled payments of interest (which shall not include payments due upon the giving of any Redemption Notice (as defined in the Subordinated Convertible Notes) that are not prohibited by Section 15 of the Subordinated Convertible Notes and other subordination provisions therein or by any other subordination agreement and (b) Pro Rata Permitted Payments (as defined in the Securities Purchase Agreement)."

(f) The following new Section 8.22. is added:

"8.22. The Customer shall not amend, modify or supplement the Subordinated Debt Documents or any of the terms and conditions of the Subordinated Debt (2002) without the prior written consent of IBM Credit."

(g) The following new Section 9.1.(V) is added:

"9.1.(V) (i) A breach of Section 7.19., 8.2., 8.14., 8.21. or 8.22. shall have occurred, (ii) any Triggering Event or default occurs under the terms of any of the Subordinated Convertible Notes, (iii) any Change of Control occurs (iv) any sale of assets by the Customer or any of its (direct or indirect) Subsidiaries or Affiliates shall have occurred for less than fair value without the consent of IBM Credit (v) any holder of the Subordinated Debt (2002) shall deliver a Triggering Event Redemption Notice, Holder Redemption Notice or Change of Control Redemption Notice, or the Customer shall deliver a Company Optional Redemption Notice (as such capitalized terms are defined in the Subordinated Convertible Note) or (vi) any other event shall have occurred that would permit any holder of all or any portion of the Subordinated Debt (2002) to declare the Subordinated Debt (2002) to be due and payable prior to the Maturity Date (as defined in the Subordinated Convertible Note) or that would result in acceleration of the Subordinated Debt (2002) or redemption of the Subordinated Debt (2002)."

(h)  The following new Sections 9.1.(W) and 9.1.(X) are added:


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"9.1.(W) (i) The occurrence of a default or any event of default under the terms of any agreement between U.S. Bank (or any other holder of Senior Indebtedness) (as defined in the Subordinated Convertible Notes) (other than IBM Credit) and the Credit Parties (ii) the failure of any Credit Party to pay to U.S. Bank (or any other holder of Senior Indebtedness other than IBM Credit) when due any indebtedness under any agreement between U.S. Bank (or such other holder of Senior Indebtedness) and the Credit Parties or (iii) the failure by the Customer to notify IBM Credit in writing immediately of any blocking notice or default notice given by any holder of Senior Indebtedness pursuant to the Subordinated Convertible Notes."

"9.1.(X) The Customer shall have failed to issue an initial tranche of Subordinated Debt (2002) in an amount at least equal to $5,000,000 by May 8, 2002."

         Section 3. Representations and Warranties. Each Credit Party makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by each Credit Party in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by each Credit Party in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading. Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause any Credit Party not to be in compliance with the terms of any agreement to which any Credit Party is a party.

Section 3.3 Litigation. Except as has been disclosed by the Credit Parties to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Credit Party, which, if adversely determined, would materially adversely affect any Credit Party's ability to perform any Credit Party's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto. Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by the Credit Parties and is enforceable against each Credit Party in accordance with its terms.

Section 4. Ratification of Agreement.Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Nothing herein shall be deemed a waiver of any default or consent. Each Credit Party hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of each Credit Party, and is not subject to any claims, offsets or defenses.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

Section 7. Conditions to Effectiveness. This Amendment shall only become effective upon the fulfillment of the following conditions precedent to the satisfaction of IBM Credit:

         1. IBM Credit shall have given its written consent to (i) the issuance of the Subordinated Debt (2002) and (ii) the Subordinated Debt Documents;

         2. U.S. Bank shall have given its written consent to the issuance of
(i) the Subordinated Debt (2002) and (ii) the Subordinated Debt Documents and the consent shall be in form and substance satisfactory to IBM Credit;


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         3. This Amendment shall have been executed by all the parties hereto;

         4. Before and after giving effect to this Amendment, the representations and warranties in Section 6 of the Financing Agreement shall be true and correct as though made on the date hereof. The execution by the Credit Parties of this Amendment shall be deemed a representation that the Credit Parties have complied with the foregoing condition; and

         5. Before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing under the Financing Agreement. The execution by the Credit Parties of this Amendment shall be deemed a representation that the Credit Parties have complied with the foregoing condition.

         IN WITNESS WHEREOF, this Amendment has been executed by duly authorized officers of the undersigned as of the day and year first above written.

Pemstar Inc.                               Turtle Mountain Corporation

By: /s/ Linda E. Feuss                     By: /s/ Linda U. Feuss
    ----------------------------------         ---------------------------------

Print Name: Linda E. Feuss                 Print Name: Linda U. Feuss
            --------------------------                 -------------------------

Title: Vice President, General Counsel     Title: Secretary
       -------------------------------            ------------------------------

Date: May 3, 2002                          Date: May 3, 2002
      --------------------------------           -------------------------------
ATTEST:                                    ATTEST:

/s/ John E. Miller                         /s/ John E. Miller
--------------------------------------     -------------------------------------

Print Name: John E. Miller                 Print Name: John E. Miller
            --------------------------                 -------------------------


Pemstar Pacific Consultants Inc.           IBM Credit Corporation

By: /s/ Linda U. Feuss                     By: /s/ Sal Grasso
    ----------------------------------         ---------------------------------

Print Name: Linda U. Feuss                 Print Name: Sal Grasso
            --------------------------                 -------------------------

Title: Secretary                           Title: Manager of Credit
       -------------------------------            ------------------------------

Date: May 3, 2002                          Date: 5/3/02
      --------------------------------           -------------------------------
ATTEST:                                    ATTEST:

/s/ John E. Miller
--------------------------------------     -------------------------------------

Print Name: John E. Miller                 Print Name:
            --------------------------                 -------------------------

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                            Form of Subordinated Note

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